UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2011 (February 24, 2011)
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 24, 2011, Calumet Specialty Products Partners, L.P. (the “Partnership”) and Calumet GP, LLC (the “General Partner”) entered into an Underwriting Agreement (the “Underwriting Agreement”), filed herewith as Exhibit 1.1, with Goldman, Sachs & Co., Barclays Capital Inc. and Deutsche Bank Securities Inc. as joint book-running managers and representatives of the several underwriters named therein (collectively, the “Underwriters”), which provides for the issuance and sale by the Partnership, and purchase by the Underwriters, of 4,500,000 common units representing limited partner interests in the Partnership (the “Common Units”) at $21.45 per Common Unit. The Underwriters were also granted an over-allotment option for a period of 30 days to purchase up to a maximum of 675,000 additional Common Units. The material terms of the offering of the Common Units are described in the prospectus supplement, dated February 24, 2011, as filed by the Partnership with the Securities and Exchange Commission (the “Commission”). The offer and sale of the Common Units are registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-170390), and the closing with respect to the 4,500,000 Common Units is expected to occur on March 1, 2011.
     The Partnership intends to use the net proceeds from this offering, including the proportionate capital contribution from its general partner, to repay borrowings outstanding under its revolving credit facility. Additional net proceeds, if any, will be used for general partnership purposes, including working capital, capital expenditures and acquisitions. The net proceeds from any exercise of the Underwriters’ option to purchase additional Common Units will be used to repay any additional borrowings outstanding under its revolving credit facility or for general partnership purposes, including working capital, capital expenditures and acquisitions.
     Some of the Underwriters and their affiliates have performed investment and commercial banking and advisory services for the Partnership and its affiliates from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of their business.
     The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On February 23, 2011, the Partnership issued a press release announcing the offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.
     On February 24, 2011, the Partnership issued a press release announcing that it had priced the offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 hereto.
     The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit
Number	Description
1.1	Underwriting Agreement dated as of February 24, 2011 among the Partnership, the General Partner, Goldman, Sachs & Co., Barclays Capital Inc. and Deutsche Bank Securities Inc.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).

99.1	Press Release dated February 23, 2011, announcing public offering of common units.

99.2	Press Release dated February 24, 2011, announcing pricing of public offering of common units

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALITY PRODUCTS
PARTNERS, L.P.

	By:	CALUMET GP, LLC,
its general partner

Date: February 28, 2011	By:	/s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
	Title:	Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
1.1	Underwriting Agreement dated as of February 24, 2011 among the Partnership, the General Partner, Goldman, Sachs & Co., Barclays Capital Inc. and Deutsche Bank Securities Inc.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).

99.1	Press Release dated February 23, 2011, announcing public offering of common units.

99.2	Press Release dated February 24, 2011, announcing pricing of public offering of common units